EXHIBIT 1
                                                                ---------


                            FORM OF UNDERWRITING AGREEMENT



                                                       New York, New York



             To the Representative(s) named in
               Schedule I hereto of the Underwriters
               named in Schedule II hereto


             Dear Sirs:

                       General Electric Capital Corporation, a New York
             corporation (hereinafter referred to as the Company), proposes to issue its Variable Cumulative Preferred Stock, par value $100 per share, described in Schedule I hereto (hereinafter referred to as the Securities) and the Company has filed with the Securities and Exchange Commission (hereinafter referred to as the Commission), and there has become effective, a registration statement (the file number of which is set forth in Schedule I hereto), including a prospectus, relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the Registration Statement, and the prospectus as amended to the date of this Agreement (other than as amended by prospectus supplements relating to securities other than the Securities) and as amended by a prospectus supplement relating to the Securities to be filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"), is hereinafter referred to as the Prospectus (including in each case documents incorporated by reference).

                                          I.

                       The Company hereby agrees to sell to the several
             Underwriters named in Schedule II hereto, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, severally and not jointly, the principal amounts of Securities set forth opposite their names in Schedule II hereto, at the purchase price set forth in Schedule I hereto, plus accrued dividends, if any, from the date set forth in Schedule I hereto to the date of payment and delivery.


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                                         II.

                       The Company is advised by you that the
             Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in your judgment is advisable. The terms of the public offering of the Underwriters' Securities are as specified in Schedule I hereto.


                                         III.

                       Payment for the Securities shall be made to the
             Company in U.S. dollars in same day funds by transfer to an account designated by the Company to the Underwriters, on the date and at the time specified in Schedule I hereto, upon delivery to you for the respective accounts of the several Underwriters of the Securities registered in the name of CEDE & Co., as nominee of The Depository Trust Company. The time and date of such payment and delivery are herein referred to as the Closing Date.

                                         IV.

                       The several obligations of the Underwriters
             hereunder are subject to the following conditions:

                       (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

                       (b) You shall have received on and as of the Closing Date an opinion of either Burton J. Kloster, Jr., Senior Vice President, General Counsel and Secretary of the Company, or Bruce C. Bennett, Associate General Counsel - Treasury Operations and Assistant Secretary, dated the Closing Date, to the effect that (i) the Company has been duly incorporated and is validly existing under the laws of the State of New York; (ii) the Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification; (iii)


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             the Securities have been duly authorized and, when issued
             and delivered to and paid for by the Underwriters, will be duly issued, fully paid and nonassessable shares of the Company; (iv) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited under applicable law; (v) neither the execution and delivery of this Agreement nor the issuance and sale of the Securities by the Company as provided herein will contravene the Organization Certificate or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound; (vi) the statements contained in the Prospectus under the captions "Description of the Stock" and "Auction Procedures" fairly present the matters referred to therein; (vii) each document incorporated by reference in the Prospectus which was filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except for the financial statements included therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder; (viii) the Registration Statement and the Prospectus and any supplements and amendments thereto (except for the financial statements and except for supplements relating only to securities other than the Securities, as to which such counsel need express no opinion) comply as to form in all material respects with the Act and the rules and regulations of the Commission thereunder; (ix) such counsel believes that (except for the financial statements included therein, as to which counsel need not express any belief) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of the date of the prospectus supplement relating to the Securities did not, and the Prospectus (as amended or supplemented) does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (c) You shall have received on and as of the Closing Date an opinion of James M. Kalashian, tax counsel of the Company, concerning certain tax matters with respect to the Securities.




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


                       (d) You shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters in (i), (iii), (iv), (vi), (viii) and (ix) of paragraph (b) above.

             In rendering the opinion referred to in paragraph (b) above, such counsel may state that with respect to (viii) and (ix) of paragraph (b) above, such counsel's opinion and belief is based upon his participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but is without independent check or verification except as stated therein. In rendering the opinions referred to in (d) above, such counsel may state that with respect to (viii) and (ix) of paragraph (b) above, such counsel's opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as stated therein.

                       (e) You shall have received on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                                          V.

                       In further consideration of the agreements of the
             Underwriters herein contained, the Company covenants as follows:

                       (a) To furnish to each of you without charge two copies of the Registration Statement (including exhibits and documents incorporated by reference), and to each other Underwriter a copy of the Registration Statement (without exhibits but including documents incorporated by reference), and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any amendments or supplements thereto prepared pursuant to paragraph (c) below as you may reasonably request. The terms "supplement" and



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             "amendment" or "amend" as used in this Agreement include all documents subsequently filed by the Company pursuant to the Exchange Act which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

                       (b) To prepare and file (or mail for filing) with the Commission pursuant to Rule 424 under the Act, as promptly as practicable after the execution of this Agreement, a prospectus supplement setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Securities, will comply with law and, before amending the Registration Statement or supplementing the Prospectus with respect to the Securities, to furnish you a copy of each such proposed amendment or supplement.

                       (c) If, during such period after the first date of the public offering of the Securities as in the opinion of your counsel a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you shall furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                       (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.




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                       (e)  To make generally available to its security
             holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Act.

                                         VI.

                       The Company represents and warrants to each
             Underwriter that (i) each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply when so filed with the Exchange Act and the rules and regulations thereunder; (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any Amendments and supplements thereto, other than supplements relating only to securities other than the Securities) will on the Closing Date comply, in all material respects with the Act and the applicable rules and regulations of the Commission thereunder; (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the applicable rules and regulations thereunder; and (iv) each part of the Registration Statement at the time such part became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of the date of the prospectus supplement relating to the Securities did not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Securities) on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

                       The Company agrees to indemnify and hold harmless
             each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, or
             Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact



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             contained in the Registration Statement, any preliminary
             prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

                       Each Underwriter agrees, severally and not
             jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

                       In case any proceeding (including any governmental
             investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party, and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
             In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified



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             parties and that all such fees and expenses shall be
             reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                       If the indemnification provided for in this
             Article VI is unavailable to an indemnified party under the second or third paragraphs hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwriters' Securities, (ii) if the indemnifying party is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the Company on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or
             (iii) if the allocation provided by clause (i) or clause
             (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
             (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge,



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             access to information and opportunity to correct or prevent such statement or omission.

                       The Company and the Underwriters agree that it
             would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clause (i), (ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
             Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
             No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several, in proportion to the respective amounts of Securities purchased by each of such Underwriters, and not joint.

                       The indemnity and contribution agreements
             contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for the Securities.

                                         VII.

                       Unless otherwise provided in Schedule I hereto,
             this Agreement shall be subject to termination in the discretion of a majority in interest of the Underwriters at any time prior to the Closing Date, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially



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             limited; (ii), a general moratorium on commercial banking
             activities in the State of New York or the United States shall have been declared by Federal authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of a majority in interest of the Underwriters, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Securities.

                                        VIII.

                       If this Agreement shall be terminated by the
             Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

                       This Agreement may be signed in any number of
             counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                       This Agreement shall be governed by and construed
             in accordance with the laws of the State of New York.

                                 Very truly yours,




                                 GENERAL ELECTRIC CAPITAL CORPORATION



                                 By
                                   ----------------------------------
                                      Vice President and Treasurer



             Accepted, as of the date set
             forth in Schedule I hereto.




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







             By:
                -------------------------
                Title:



             Acting severally on behalf of
             such Representative(s) and the
             several Underwriters named in
             Schedule II hereto.












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







                                      SCHEDULE I

             Underwriting Agreement dated                , 199_
                                          ---------------

             Registration Statement No.
                                        ----------------

             Representative(s) and address(es):


                       -------------------------------------

                       -------------------------------------

                       -------------------------------------
                       New York, New York 10___

             Title of Securities:  Variable Cumulative Preferred Stock,
                                   Series
                                         -------

             Number of Shares:     ____ Shares

             Certain Terms of the Securities:

                  As set forth under "Description of the Stock", "Auction Procedures" in the Prospectus and on the cover page and under "Description of the Preferred Shares" in the Prospectus Supplement of even date herewith.

             Certain Terms of the Underwriting:

                  Purchase Price:          $_____ per share (___% of the
                                           liquidation preference)

                  Public Offering Price:   $_____ per share (___% of the
                                           liquidation preference)

                  Dealer Concession:       $_____ per share (___% of the
                                           liquidation preference)

                  Reallowance Concession:  $_____ per share (___% of the
                                           liquidation preference)

                  The Underwriters' Securities are to be offered to the public at the Public Offering Price specified below, and to dealers at prices which represent concessions not in excess of the Dealer Concession set forth.

                  Payment (if other than by wire transfer in immediately available funds): N/A

                  Closing: Davis, Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00a.m., New York City time, on May __, 1995.



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             The foregoing terms set forth on this Schedule I are hereby confirmed:

                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By
                                   -------------------------------
                                 Name: Jeffrey S. Werner
                                 Title: Senior Vice President, Corporate
                                 Treasury and Global Funding Operation

                                 [                                ]
                                  --------------------------------
                                 acting severally on behalf of such
                                 Representative(s) and the several
                                 Underwriters named in Schedule II
                                 hereto.

                                 By
                                   --------------------------------
                                 Name:
                                 Title:


































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






                                     SCHEDULE II




                                           Number of Shares
             Underwriter                   to be Purchased
             -----------                   ----------------










                  Total                    $
                                            ----------------




































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